UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2006

GOLDEN GRAIN ENERGY, LLC

(Exact name of small business issuer as specified in its charter)

Iowa	000-51177	02-057361
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1822 43rd St. SW Mason City, IA 50401
(Address of principal executive offices)

(641) 423-8525
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

We decided to change the Company’s independent registered public accountants, and accordingly dismissed Boulay, Heutmaker, Zibell & Co., P.L.L.P. (“BHZ”) on April 3, 2006. BHZ’s reports on the Company’s financial statements from the Company’s inception, including the past two years, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change independent registered public accountants was recommended and approved by the Company’s audit committee.

There were no disagreements with BHZ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to BHZ’s satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The Company has provided BHZ with the contents of this current report on Form 8-K and has requested that BHZ furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us in this report, and if not, stating the respects in which it does not agree. A copy of the letter from BHZ to the Securities and Exchange Commission is filed as Exhibit 16.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

16.1         Letter from Boulay, Heutmaker, Zibell & Co., P.L.L.P. dated as of April 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

April 6, 2006	/s/ Christine Marchand
Date	Christine Marchand, Chief Financial Officer